Exhibit 10.1

EXECUTION VERSION

ADVISORY AGREEMENT

BY AND AMONG

REALTY FINANCE TRUST, INC.,

REALTY FINANCE OPERATING PARTNERSHIP, L.P.,

AND

BENEFIT STREET PARTNERS L.L.C.

Dated as of September 29, 2016

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ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”) dated as of September 29, 2016, is entered into among Realty Finance Trust, Inc., a Maryland corporation (the “Company”), Realty Finance Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Benefit Street Partners L.L.C., a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Company is a Maryland corporation organized in accordance with Maryland General Corporation Law and intends to qualify as a REIT;

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor (as defined below) and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors, all as provided herein;

WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows.

1.            DEFINITIONS. As used in this Agreement, the following terms have the definitions set forth below:

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor or any of their Affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, brokerage fees, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, the costs of performing due diligence, and miscellaneous expenses related to selection and acquisition of Investments, whether or not acquired.

“Acquisition Fee” means the fee payable to the Advisor or its Affiliates pursuant to Section 10(a).

“Advisor” means Benefit Street Partners L.L.C., a Delaware limited liability company, any successor advisor to the Company and the Operating Partnership, or any Person to which Benefit Street Partners, L.L.C. or any successor advisor subcontracts substantially all its functions. Notwithstanding the foregoing, a Person hired or retained by Benefit Street Partners L.L.C. to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all the functions of Benefit Street Partners L.L.C. with respect to the Company and the Operating Partnership as a whole shall not be deemed to be an Advisor.

“Affiliate” or “Affiliated” means with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such Person; (ii) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

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“Agreement” has the meaning set forth in the preamble, and such term shall include any amendment or supplement hereto from time to time.

“Annual Subordinated Performance Fee” means the fees payable to the Advisor or its assignees pursuant to Section 10(d).

“Articles of Incorporation” means the charter of the Company, as amended from time to time.

“Asset Management Fee” means the fees payable to the Advisor or its Affiliates pursuant to Section 10(c).

“Average Invested Assets” has the meaning set forth in the Articles of Incorporation. For an equity interest owned in a Joint Venture, the calculation of Average Invested Assets shall take into consideration the underlying Joint Venture’s aggregate book value for the equity interest.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Bylaws” means the bylaws of the Company, as amended and as the same are in effect from time to time.

“Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor, or (ii) if any of the following events occur: (A) the Advisor shall breach any material provision of this Agreement, and after written notice of such breach, shall not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which shall be completed with reasonable diligence; (B) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Advisor, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or (C) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

“Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock” means the shares of the Company’s common stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble.

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“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of an asset which is reasonable, customary and competitive in light of the size, type and location of the asset.

“Contract Purchase Price” has the meaning set forth in the Articles of Incorporation.

“Contract Sales Price” means the total consideration received by the Company for the sale of an Investment.

“Cost of Investments” means the Contract Purchase Price of Investments acquired, Acquisition Expenses, capital expenditures and other customarily capitalized costs, but excludes Acquisition Fees.

“Dealer Manager” means such Person as may be selected by the Board of Directors to act as the dealer manager for a Primary Offering.

“Dealer Manager Fee” means the fee from the sale of Shares in a Primary Offering, payable to the Dealer Manager for serving as the dealer manager of such Primary Offering.

“Director” means a director of the Company. “Distributions” means any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes.

“Equity” means (a) the sum of (1) the net proceeds from all issuances of Common Stock or other equity securities of the Company or the Operating Partnership since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (2) the Company’s retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that the Company or any of its subsidiaries has paid to repurchase Common Stock or other equity securities of the Company or the Operating Partnership since inception. Equity excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in the Company’s financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the Advisor and the Independent Directors and approval by a majority of the Independent Directors.

“Excess Amount” has the meaning set forth in Section 13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Expense Year” has the meaning set forth in Section 13.

“Fair Value” means the market value of each Investment as determined in accordance with the Valuation Guidelines.

“Financings” means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Good Reason” means: (i) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.

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“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, Dealer Manager Fees, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“Indemnitee” has the meaning set forth in Section 21.

“Independent Director” has the meaning set forth in the Articles of Incorporation.

“Independent Valuation Advisor” means a firm that is (i) engaged in the business of conducting appraisals on real estate properties, (ii) not an affiliate of the Advisor and (iii) engaged by the Company with the Board’s approval to appraise the Real Properties and other Investments pursuant to the Valuation Guidelines.

“Insourced Acquisition Expenses” means Acquisition Expenses incurred in connection with services performed by the Advisor or any of its Affiliates, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, survey, property and contract review expenses, travel and communications expenses and other closing costs.

“Investments” means any investments by the Company or the Operating Partnership, directly or indirectly, in Real Estate Assets, Real Estate Related Loans or any other asset.

“Joint Ventures” means the joint venture or partnership or other similar arrangements (other than between the Company and the Operating Partnership) in which the Company or the Operating Partnership or any of their subsidiaries is a co-venturer, limited liability company member, limited partner or general partner, which are established to acquire or hold Investments.

“Listing” means the listing of the Common Stock on a national securities exchange, or the inclusion of the Common Stock for trading in the over-the-counter-market.

“Market Check” means an analysis comparing (a) the amount of Insourced Acquisition Expenses paid in the previous calendar year to the Advisor or any of its Affiliates with (b) the projected amount of Acquisition Expenses for the following calendar year assuming that a Person other than the Advisor or its Affiliates performs substantially similar services for a substantially similar amount of Investments.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007, as the same may be amended from time to time.

“NAV” means the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“Net Income” means, for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

“Notice” has the meaning set forth in Section 23.

“Offering” means any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act.

“Operating Partnership” has the meaning set forth in the preamble.

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“Operating Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, among the Company, the Operating Partnership and Realty Finance Special Limited Partner, LLC, as the same may be amended from time to time.

“OP Units” means units of limited partnership interest in the Operating Partnership.

“Organization and Offering Expenses” means all expenses (other than the Selling Commission and the Dealer Manager Fee) to be paid by the Company in connection with an Offering, including legal, accounting, printing, mailing and filing fees, charges of the escrow holder, transfer agent expenses, due diligence expense reimbursements to the Dealer Manager and the Soliciting Dealers and amounts to reimburse the Advisor for its portion of the salaries of the employees of its affiliates who provide services to the Advisor and other costs in connection with administrative oversight of the Offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by soliciting dealers; provided, however, that the Company will not pay the Advisor for salaries and benefits paid to the executive officers of the Company.

“Original Advisory Agreement” has the meaning set forth in the recitals.

“Person” has the meaning set forth in the Articles of Incorporation.

“Primary Offering” means the portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.

“Prospectus” means a final prospectus of the Company filed pursuant to Rule 424(b) of the Securities Act, as the same may be amended or supplemented from time to time.

“Real Estate Assets” means any investment by the Company or the Operating Partnership in unimproved and improved Real Property (including fee or leasehold interests, options and leases), directly, through one or more subsidiaries or through a Joint Venture.

“Real Estate Related Loans” means any investments in mortgage loans and other types of real estate related debt financing, including first mortgage loans, mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction loans, loans on leasehold interests or other loans related to commercial real estate and participations in such loans, by the Company or the Operating Partnership, directly, through one or more subsidiaries or through a Joint Venture.

“Real Property” means (i) land, (ii) rights in land (including leasehold interests), and (iii) any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both, as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder

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“Sale” or “Sales” means any transaction or series of transactions whereby: (i) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its direct or indirect ownership of any Real Estate Asset, Real Estate Related Loan or other Investment or portion thereof, including the lease of any Real Estate Assets consisting of a building only, and including any event with respect to any Real Estate Assets that gives rise to a significant amount of insurance proceeds or condemnation awards; (ii) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all the direct or indirect interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer, member or partner; (iii) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer, member or partner sells, grants, transfers, conveys or relinquishes its direct or indirect ownership of any Real Estate Assets or portion thereof, including any event with respect to any Real Estate Assets which gives rise to insurance claims or condemnation awards; (iv) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its direct or indirect interest in any Real Estate Related Loans or portion thereof (including with respect to any Real Estate Related Loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (v) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its direct or indirect ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in clauses (i) through (v) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Selling Commission” means the fee payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them in a Primary Offering.

“Shares” means the shares of beneficial interest or of common stock of the Company of any class or series, including Common Stock, that has the right to elect the Directors of the Company.

“Soliciting Dealers” means broker-dealers that are members of FINRA, or that are exempt from broker-dealer registration, and that, in either case, have executed soliciting dealer or other agreements with the Dealer Manager to sell Shares.

“Sponsor” means American Realty Capital VIII, LLC, a Delaware limited liability company.

“Stockholders” means the holders of record of the Shares as maintained on the books and records of the Company or its transfer agent.

“Termination Date” means the date of termination of this Agreement.

“Total Operating Expenses” has the meaning set forth in the Articles of Incorporation. The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

“Total Return” means for any year the change in the GAAP stockholders’ equity of the Company, on a per share basis, from January 1 through December 31 of such year plus the Distributions and dividends paid by Company on a per share basis during such year.

“Valuation Guidelines” means the valuation guidelines adopted by the Board, as may be amended from time to time.

“2%/25% Guidelines” has the meaning set forth in Section 13.

2.           APPOINTMENT . The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and subject to the conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

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3.           DUTIES OF THE ADVISOR. The Advisor will use its reasonable best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation, Bylaws and the Operating Partnership Agreement, the Advisor, directly or indirectly, will:

a.           serve as the Company’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s assets and investment policies;

b.           provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership;

c.           investigate, select and, on behalf of the Company and the Operating Partnership, engage and conduct business with and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder (including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, property managers, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing), including Affiliates of the Advisor and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services (including entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing);

d.           consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

e.           subject to the provisions of Section 4, (i) participate in formulating an investment strategy and asset allocation framework; (ii) locate, analyze and select potential Investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review, recommend and arrange acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) review and analyze each property’s operating and capital budget; (vi) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vii) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (viii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (ix) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (x) oversee, supervise and evaluate Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (xi) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xii) manage accounting and other record-keeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; (xiii) recommend various liquidity events to the Board when appropriate; and (xiv) source and structure Real Estate Related Loans;

f.            upon request, provide the Board with periodic reports regarding prospective investments;

g.           make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;

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h.           negotiate on behalf of the Company and the Operating Partnership with banks or other lenders for Financings with the Company, the Operating Partnership or any of their subsidiaries as the borrower, negotiate with investment banking firms and broker-dealers on behalf of the Company, the Operating Partnership or any of their subsidiaries to obtain Financing for the Company, the Operating Partnership or any of their subsidiaries and negotiate private sales of Shares or other securities of the Company, the Operating Partnership or any of their subsidiaries, but in no event in such a manner so that the Advisor shall be acting as broker-dealer or underwriter; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company, the Operating Partnership or any of their subsidiaries;

i.            obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;

j.            from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

k.          provide the Company and the Operating Partnership with all necessary cash management services;

l.            deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;

m.           effect any private placement of OP Units, tenancy-in-common or other interests in Investments as may be approved by the Board;

n.           perform investor-relations and Stockholder communications functions for the Company;

o.           maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies;

p.           notify the Board of all proposed material transactions before they are completed;

q.           render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein;

r.            do all things reasonably necessary to assure its ability to render the services described in this Agreement;

s.          when directed by the Board of Directors, calculate the NAV and in connection therewith obtain valuations performed by the Independent Valuation Advisors; and

t.            supervise one or more Independent Valuation Advisors and, if and when necessary, recommend to the Board its replacement.

Notwithstanding the foregoing or anything else that may be to the contrary in this Agreement, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or its Affiliate remains responsible for the performance of the duties set forth in this Section 3.

4.            AUTHORITY OF ADVISOR.

a.           Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 9), and subject to the continuing and exclusive authority of the Board over the supervision of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to perform the services described in Section 3.

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b.           Notwithstanding anything herein to the contrary, all acquisitions of Real Estate Assets will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board specified by the Board, as the case may be.

c.           If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction.

d.           The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.           FIDUCIARY RELATIONSHIP. The Advisor, as a result of its relationship with the Company and the Operating Partnership pursuant to this Agreement, has a fiduciary responsibility and duty to the Company, the Stockholders and the partners in the Operating Partnership as a whole.

6.           NO PARTNERSHIP OR JOINT VENTURE. The parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

7.           BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company or the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and, upon request, the Advisor shall render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

8.           RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time and from time to time. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

9.           LIMITATIONS ON ACTIVITIES. Notwithstanding anything herein to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment, or in the sole judgment of the Company, made in good faith, would (a) adversely affect the status of the Company as a REIT, unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or the Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

10.         FEES.

a.           Acquisition Fee. Subject to Section 10(b), the Company shall pay an Acquisition Fee to the Advisor or its Affiliates as compensation for services rendered in connection with the investigation, selection, acquisition and origination (by purchase, investment or exchange) of Investments. If the Advisor is terminated without cause pursuant to Section 16(a), the Advisor or its Affiliates shall be entitled to an Acquisition Fee for any Investments acquired after the Termination Date for which a contract to acquire any such Investment had been entered into at or prior to the Termination Date. The total Acquisition Fee payable to the Advisor or its Affiliates shall equal one percent (1.0%) of the Contract Purchase Price for each Investment acquired after the date of this Agreement; provided, however, that if and when the aggregate Contract Purchase Price for all Investments acquired after the date of this Agreement reaches $600,000,000, the Company’s obligation to pay Acquisition Fees to the Advisor or its Affiliates shall terminate. The Contract Purchase Price allocable for an Investment held through a Joint Venture shall equal the product of (i) the Contract Purchase Price of the Investment and (ii) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this Section 10(a), “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such equity interests. The Company shall pay the Advisor or its Affiliates the Acquisition Fee promptly upon the closing of the Investment; provided, however, that such Acquisition Fee shall be paid to an Affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable laws or regulations prohibit such payment to be made to a person that is not a FINRA member broker-dealer. The Company shall cover services rendered by the Advisor or its Affiliates until such time as a non-binding indication of interest to purchase such Investment has been submitted to the seller by the Advisor and the Advisor has presented a detailed investment memorandum to the Board of Directors for approval. In addition, if during the period ending two years after the close of the initial Offering, the Company sells an Investment and then reinvests in other Investments, the Company will pay to the Advisor or its Affiliates one percent (1.0%) of the Contract Purchase Price for the other Investments.

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b.           Limitation on Total Acquisition Fees and Acquisition Expenses.

(i)          The total of all Acquisition Fees and Acquisition Expenses payable in connection with the Company’s total portfolio of Investments and reinvestments, if any, shall be reasonable and shall not exceed an amount equal to four and one-half percent (4.5%) of the sum of (a) the Contract Purchase Price of the Company’s total portfolio of Investments acquired and (b) the amount advanced for the Company’s total portfolio of Investments made; provided, however, that the Advisor (i) will not be entitled to Acquisition Fees or reimbursement of Acquisition Expenses if there are insufficient Offering proceeds or capital proceeds to pay such expenses and (ii) such expenses not paid to the Advisor will not be accrued and paid in subsequent periods to the extent that there are not sufficient offering or capital proceeds to pay them.

(ii)         In accordance with the Articles of Incorporation, the total of all Acquisition Fees and Acquisition Expenses payable in connection with any Investment or any reinvestment shall be reasonable and shall not exceed an amount equal to four and one-half percent (4.5%) of the Contract Purchase Price of the Investment acquired or four and one-half percent (4.5%) of the amount advanced for any Investment made; provided, further, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

c.           Asset Management Fee. The Company shall pay the Advisor or its Affiliates as compensation for services rendered in connection with the management of the Company’s Investments an annual Asset Management Fee equal to one and one-half percent (1.5%) of Equity. The Asset Management Fee will be payable monthly in arrears. If applicable, the initial and final installments of the Asset Management Fee shall be pro-rated based on the number of days during the initial and final month, respectively, that this Agreement is in effect.

d.           Annual Subordinated Performance Fee. The Company may pay an Annual Subordinated Performance Fee to the Advisor calculated on the basis of the Total Return for any year in which the Company’s Total Return exceeds six percent (6%) per annum. With respect to such year, the Advisor will be paid fifteen percent (15%) of the excess Total Return, not to exceed ten percent (10%) of the aggregate Total Return for such year. This fee will only be payable upon the Sale of Investments, Distributions or other event which results in the Company’s Total Return exceeding six percent (6%) per annum. This fee will be calculated annually and will be payable monthly over 12 months following the year for which the fee is being paid.

e.           Payment of Fees. In connection with the Acquisition Fee and Annual Subordinated Performance Fee, the Company shall pay such fees to the Advisor or its Affiliates in cash or in Shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. The Asset Management Fee shall be payable, at the discretion of the Board of Directors, in cash, Shares or grants of restricted Shares, or any combination thereof. For the purposes of the payment of any fees in Shares each Share shall be valued using per share NAV; provided, however, that in the case of Asset Management Fees payable in grants of restricted shares, each Share shall be valued in a manner consistent with the provisions of the equity incentive plan of the Company.

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f.            Exclusion of Certain Transactions.

(i)          If the Company or the Operating Partnership shall propose to enter into any transaction in which the Advisor, any Affiliate of the Advisor or any of the Advisor’s directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of the Board not otherwise interested in such transaction, including a majority of the Independent Directors.

(ii)         If the Board elects to internalize any management services provided by the Advisor, neither the Company nor the Operating Partnership shall pay any compensation or other remuneration to the Advisor or its Affiliates in connection with such internalization of management services.

g.           Limitation on Insourced Acquisition Expenses.

(i)          The total of all Insourced Acquisition Expenses with respect to any Investment shall initially be fixed at, and shall not exceed, 0.50% of the Contract Purchase Price of the Investment or 0.50% of the amount advanced for an Investment, which the Company shall pay to the Advisor or its Affiliate at the closing of each Investment. For the avoidance of doubt, no payment in respect of Insourced Acquisition Expenses shall be made unless the Advisor or its Affiliates shall have performed services related to selecting, evaluating and acquiring an Investment, regardless of whether such Investment is ultimately acquired.

(ii)         The total of all Insourced Acquisition Expenses for any calendar year shall initially be fixed at, and shall not exceed, 0.50% of the sum of (a) the Contract Purchase Price of the Investments acquired during such period and (b) the amounts advanced for the Investments made during such period (to be prorated for any partial calendar year); provided, however, within a reasonable period of time following the end of each such calendar year, the Company shall perform a Market Check and provide the results thereof to the Advisor within a reasonable period of time and, if the result of the Market Check is that the projected amount of Acquisition Expenses that would be incurred if substantially similar services with respect to a substantially similar amount of Investments were to be provided by a Person other than the Advisor or any of its Affiliates during the subsequent calendar year is lower than the amount of Insourced Acquisition Expenses paid to the Advisor or its Affiliates during the previous calendar year, either (A) the Advisor shall agree to reduce the cap on the Insourced Acquisition Expenses until the next Market Check such that the cap on Insourced Acquisition Expenses does not exceed the projected amount of Acquisition Expenses that would be incurred if substantially similar services with respect to a substantially similar amount of Investments were to be provided by a Person other than the Advisor or any of its Affiliates during the subsequent calendar year or (B) the Company may outsource to a Person other than the Advisor or its Affiliate certain services previously provided by the Advisor or its Affiliates until the next Market Check.

(iii)        This Section 10(g) of this Agreement shall be effective as of the date of this Agreement with respect to each Investment going forward.

11.         EXPENSES.

a.           In addition to the compensation paid to the Advisor pursuant to Section 10, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all the expenses paid or actually incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, the following:

(i)          Organization and Offering Expenses, including third-party due diligence fees related to the Primary Offering, as set forth in detailed and itemized invoices; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount of Organization and Offering Expenses paid by the Company and the Operating Partnership to exceed two percent (2.0%) of the Gross Proceeds raised in all Primary Offerings;

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(ii)         Acquisition Expenses, subject to the limitations set forth in Section 10(b), including Insourced Acquisition Expenses, subject to the limitations set forth in Section 10(g);

(iii)        the actual cost of goods and services used by the Company and obtained from Persons not Affiliated with the Advisor;

(iv)        interest and other costs for Financings, including discounts, points and other similar fees, taxes and assessments on income of the Company or Investments, and accounting fees, legal fees, closing and other similar costs;

(v)         costs associated with insurance required in connection with the business of the Company or by the Board;

(vi)        expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(vii)       all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(viii)      expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(ix)         expenses connected with payments of Distributions;

(x)          the costs of maintaining compliance by the Company with all federal, state and local rules and regulations or any other regulatory agency;

(xi)         costs and expenses incurred in contracting with third parties on behalf of the Company;

(xii)        expenses of organizing, revising, amending, converting, modifying or terminating the Company, the Operating Partnership or any subsidiary thereof or the Articles of Incorporation, Bylaws or governing documents of the Operating Partnership or any subsidiary of the Company or the Operating Partnership;

(xiii)       expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiv)      administrative service expenses, including all costs and expenses incurred by Advisor or its Affiliates in fulfilling its duties hereunder, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives an Acquisition Fee and that the Company will not pay the Advisor for salaries and benefits paid to the executive officers of the Company; and

(xv)       costs of legal, tax, accounting, consulting, auditing and other similar services rendered for the Company by providers retained by the Advisor.

b.           Commencing six (6) months after the initial release of Offering proceeds from escrow in the Company’s initial Offering, expenses incurred by the Advisor on behalf of the Company and the Operating Partnership or in connection with the services provided by the Advisor hereunder and payable pursuant to this Section 11 shall be reimbursed (excluding Insourced Acquisition Expenses which shall be paid as described in Section 10(g)(i) of this Agreement), no less than monthly, to the Advisor.

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12.         OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3 , such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.         REIMBURSEMENT TO THE ADVISOR. The Company shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses incurred by the Advisor for the four (4) consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) for such Expense Year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that there shall be sent to the Stockholders a written disclosure of such fact within sixty (60) days of the end of the fiscal quarter, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

14.         OTHER ACTIVITIES OF THE ADVISOR. Except as set forth in this Section 14, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Sponsor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their reasonable best efforts to apply such method fairly to the Company.

15.         TERM OF AGREEMENT. This Agreement shall continue in force for a period of one (1)-year from the date hereof. Thereafter, the term may be renewed for an unlimited number of successive one-(1) year terms upon mutual consent of the parties.

16.         TERMINATION BY THE PARTIES. This Agreement may be terminated upon sixty (60) days’ written notice (a) by the Independent Directors or the Advisor, without Cause and without penalty, (b) by the Advisor for Good Reason, or (c) by the Advisor upon a Change of Control. The provisions of Section 18 through 31 (inclusive) of this Agreement shall survive any expiration or earlier termination of this Agreement.

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17.         ASSIGNMENT TO AN AFFILIATE. This Agreement may be not be assigned (within the meaning of the Investment Advisers Act of 1940, as amended) by the Advisor without the approval of a majority of the Directors (including a majority of the Independent Directors). Notwithstanding the foregoing sentence, the Advisor may assign this Agreement to any of its direct or indirect wholly-owned subsidiaries without the approval of the Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a Person which is a successor to all the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as applicable, is bound by this Agreement.

18.         PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

a.           Amounts Owed. After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the effective date of such termination all amounts then accrued and owing to the Advisor, including all its interest in the Company’s and the Operating Partnership’s income, losses, distributions and capital by payment of an amount equal to the then-present fair market value of the Advisor’s interest (as provided by the Operating Partnership Agreement), subject to the 2%/25% Guidelines to the extent applicable.

b.           Advisor’s Duties. The Advisor shall promptly upon termination of this Agreement:

(i)          pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)         deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)        deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv)        cooperate with the Company and the Operating Partnership to provide an orderly management transition.

19.         NON-SOLICITATION. The Company agrees not to solicit any current and/or future employees of Advisor for employment or in any consulting or similar capacity during the term of this Agreement and for two (2) years following the termination of this Agreement without the consent of the Advisor.

20.         INCORPORATION OF THE ARTICLES OF INCORPORATION AND THE OPERATING PARTNERSHIP AGREEMENT. To the extent that the Articles of Incorporation or the Operating Partnership Agreement impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

21.         INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.

a.           The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, as well as their respective officers, directors, equity holders, members, partners, stockholders, other equity holders and employees (collectively, the “Indemnitees ,” and each, an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of New York, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all the following conditions are met:

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(i)          the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(ii)         the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;

(iii)        such liability or loss was not the result of negligence or misconduct by the Indemnitee; and

(iv)        such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

b.           Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

(i)          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(ii)         such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(iii)        a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority of a jurisdiction in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.

c.           In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied:

(i)          the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

(ii)         the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement;

(iii)        the Indemnitee provides the Company or the Operating Partnership with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

(iv)        the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

22.         INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses, including reasonable attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

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23.         NOTICES. Any notice, report or other communication (each a “Notice”) required or permitted to be given hereunder shall be in writing unless some other method of giving such Notice is required by the Articles of Incorporation or the Bylaws, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:	Elizabeth K. Tuppeny

Lead Independent Director—Realty Finance Trust, Inc.

c/o Michael E. McTiernan

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street NW

Washington, D.C. 20004

To the Operating Partnership:	Elizabeth K. Tuppeny

Lead Independent Director—Realty Finance Operating Partnership, L.P.

c/o Michael E. McTiernan

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street NW

Washington, D.C. 20004

To the Advisor:	Benefit Street Partners L.L.C.

C/O Benefit Street Partners L.L.C.

9 West 57th Street

Suite 4920

New York, NY 10019

Attention: David Manlowe

with a copy to:

Ettore Santucci

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Any party may at any time give Notice in writing to the other parties of a change in its address for the purposes of this Section 23.

24.         MODIFICATION. This Agreement shall not be amended, supplemented, terminated or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

25.         SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

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26.         GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

27.         ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

28.         NO WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. In addition, nothing contained in this Agreement (including Section 21) shall constitute a waiver by the Company of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

29.         PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

30.         HEADINGS. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

31.         EXECUTION IN COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

REALTY FINANCE TRUST, INC.

By:	/s/ Elizabeth K. Tuppeny
Name: Elizabeth K. Tuppeny
Title: Independent Director

REALTY FINANCE OPERATING PARTNERSHIP, L.P.

By:	Reality Finance Trust, Inc.
its General Partner

By:	/s/ Elizabeth K. Tuppeny
Name: Elizabeth K. Tuppeny
Title: Independent Director

Benefit Street Partners L.L.C.

By:	/s/ David J. Manlowe
Name: David J. Manlowe
Title: Chief Operating Officer

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